Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, Barney A. Richmond, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Registration Statement of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.) on Form 10-12G/A Amendment No 1 which includes financial statements for the periods ended May 31, 2012 and 2011, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-12G/A Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.)

Date: November 21, 2012	/S/ BARNEY A. RICHMOND
Barney A. Richmond
Chief Executive Officer
(Principal Executive Officer)

I, Richard C. Turner, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Registration Statement of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.) on Form 10-12G/A Amendment No. 1 which includes financial statements for the periods ended May 31, 2012 and 2011, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-12G/A Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.)

Date: November 21, 2012	/S/ RICHARD C. TURNER
Richard C. Turner
Chief Financial Officer
(Principal Financial Officer)